                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement                [ ] Confidential, for Use of the Commission
[ ] Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                            EGREETINGS NETWORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   -----------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

   (5) Total fee paid:

   -----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   -----------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No.:

   -----------------------------------------------------------------------------

   (3) Filing Party:

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   (4) Date Filed:

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

                            EGREETINGS NETWORK, INC.
                           149 NEW MONTGOMERY STREET
                            SAN FRANCISCO, CA 94105
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY    , 2001
                            ------------------------

To the Stockholders of EGREETINGS NETWORK, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of EGREETINGS NETWORK, INC., a Delaware corporation (the "Company"),
will be held on           , January   , 2001 at 9:00 a.m. (local time) at the
offices of the Company, 149 New Montgomery, San Francisco, California for the following purposes:

          (1) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation providing for a stock combination (reverse
     stock split) pursuant to which every        (  ) shares of our outstanding
     common stock would be combined into one (1) new share of common stock after giving effect to the reverse stock split.

     The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice (the "Proxy Statement").

     The Board of Directors has fixed the close of business on December 29, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors

                                          Kirsten N. Mellor
                                          General Counsel and Secretary

San Francisco, California
January   , 2001

                            EGREETINGS NETWORK, INC.
                           149 NEW MONTGOMERY STREET
                            SAN FRANCISCO, CA 94105
                            ------------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY    , 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of EGREETINGS NETWORK, INC., a Delaware corporation (the "Company"), for use at the Special Meeting of
Stockholders to be held on           , January   , 2001, at 9:00 a.m. (local
time) (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at 149 New Montgomery Street, San Francisco, California. The Company intends to mail this Proxy Statement,
accompanying proxy card, on or about January   , 2000, to all stockholders
entitled to vote at the Special Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company, par value $.001 per share ("Common Stock"), beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of shares of Common Stock of the Company, at the close of business on December 29, 2000 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date the Company had outstanding and entitled to vote 35,202,951 shares of Common Stock.

     Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

     All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes with the assistance of the Company's transfer agent. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 149 New Montgomery Street, San Francisco, California 94105, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 14, 2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is the close of business on a date no earlier than March 14, 2001 and no later than April 13, 2001. Stockholders who wish to submit proposals are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                       THE BOARD OF DIRECTORS RECOMMENDS
            A VOTE IN FAVOR OF AMENDMENT OF THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

BACKGROUND

     Our common stock is quoted on the NASDAQ National Market. In order for our common stock to continue to be quoted on NASDAQ we must satisfy various continued listing standards established by NASDAQ. Among other things, we are required to have net tangible assets (total assets, excluding goodwill, minus total liabilities) of at least $4 million, and our common stock must have:

     - an aggregate market value of shares held by persons other than officers, directors and 10% shareholders of at least $5 million;

     - at least 400 persons who own at least 100 shares; and

     - a minimum closing price of at least $1.00 per share.

     Under the NASDAQ's continued listing standards, if the closing bid price of our common stock s under $1.00 per share for thirty (30) consecutive trading days and does not thereafter regain such minimum closing bid price for a minimum of ten (10) consecutive trading days during the ninety (90) calendar days following notification by the NASDAQ, NASDAQ may delist our common stock from trading on the NASDAQ National Market.

     On November 14, 2000, we received a letter from the NASDAQ National Market advising the Company that our common stock had not met NASDAQ's minimum bid price requirement for thirty (30) consecutive trading days and that, if we are unable to demonstrate compliance with this requirement during the ninety (90) calendar days ending February 12, 2001, our common stock would be delisted at the opening of business on February 14, 2001. We may request a hearing before the NASDAQ National Market to request an extension of the period with which we must demonstrate compliance with the minimum closing bid price requirement. We cannot be assured that any extension will be granted.

     The board of directors of the Company considered the potential harm to the Company of a delisting from NASDAQ, and determined that a reverse stock split was the best way of achieving compliance with NASDAQ's listing standards. On
January   , 2001, the board adopted resolutions, subject to the approval of our stockholders to amend our Amended and Restated Certificate of Incorporation to
effect a                for one stock combination (reverse stock split) of our
outstanding shares of common stock. The reverse stock split will not change the par value of our common stock. These resolutions were approved by the Board as a means to increase the per share price of our common stock so to meet the minimum closing bid price for continued listing on the NASDAQ National Market. The text of the proposed amendment to the Amended and Restated Certificate of Incorporation is set forth in Appendix A attached hereto.

PURPOSE AND MATERIAL EFFECTS OF PROPOSED AMENDMENT

     One of the requirements for continued listing on the NASDAQ National Market is the maintenance of a minimum bid price of over $1.00 per share. We believe that the reverse stock split will improve the price level of the common stock so that we are able to maintain compliance with this element of the continued listing standards. We also believe that the higher share price needed should result from such reverse split. Furthermore, we believe that maintaining our NASDAQ National Market listing may provide us with a broader market for our common stock. If the market price for our common stock remains below $1.00 per shares and we are no longer listed on the NASDAQ National Market, our common stock would be deemed a penny stock. If our common stock was deemed a penny stock it would be subject to rules that impose additional sales practices on broker-dealers that are not beneficial to the Company. For example, broker-dealers must make special suitability determination for the purchaser of a penny stock and have received the purchaser's written consent to the transaction prior to sale. Because some brokers will not effect transactions involving penny stocks, this could have an adverse effect on the stock's liquidity.

     The reverse stock split will have no effect on any stockholder's proportionate interest in the Company and will affect all stockholders equally except to the extent that the reverse stock split results in any holder holding fractional shares. The principal effect of the reverse stock split will be that
(i) number of authorized shares of the Company's common stock will be reduced
from 100,000,000 to [               0,000,000], (ii) the number of shares of
common stock issued and outstanding will be reduced from approximately
[35,000,000] to [               ,000,000] shares, (iii) all outstanding
warrants, options and other convertible securities will be adjusted proportionately, and (iv) the number of shares reserved for issuance in our various stock option and other benefit plans will be reduced to
1/               of the number of shares currently available under those plans.
The reverse split will not affect the par value of our common stock. The per share net income will be increased proportional to the reverse stock split because there will be fewer shares outstanding. The reverse stock split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of the stockholders be altered, except for possible immaterial changes with respect to fractional shares. We will continue to be subject to all the periodic and other reporting requirements of the Securities Exchange Act of 1934, as amended.

     Stockholders should recognize that if the reverse split is effectuated they will own fewer shares of common stock in number than they presently own. While we expect the reverse split will result in an increase in the market price of our common stock, there can be no assurance that the reverse stock split will increase the market price of our common stock in a multiple equal to the combination number or result in the permanent increase in the market price (which may be dependent on many factors including overall market conditions, our performance and results). Also, should the market price of the stock decline further, there is no assurance that we will be able to maintain continued listing standards even after the reverse stock split is effected. Furthermore, the possibility exists that liquidity in the market for our common stock will be reduced and adversely affected by the reduced number of shares outstanding after the reverse stock split. The reverse stock split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Stockholders who own odd-lots may experience an increase in the cost of selling their shares and may have more difficulty in effecting sales. In addition, we cannot be assured that the reverse stock split will be effected in sufficient time to satisfy the NASDAQ continued listing rules, including but not limited to minimum bid closing price requirement. The reverse stock split may not achieve any of the results outlined above.

EFFECTIVENESS OF REVERSE STOCK SPLIT

     If the amendment is approved by the stockholders, we will promptly file the certificate of amendment with the Secretary of State of the State of Delaware at which time the reverse stock split would be become effective. Beginning on the effective date, each certificate representing old shares will be deemed for all purposes to evidence ownership of new shares. Even if the reverse stock split is approved by the stockholders, our board has discretion not to carry out the reverse stock split if it is deemed not to be in the best interest of or beneficial to the stockholders or is not necessary to avoid delisting from the NASDAQ National Market, or that the split will not accomplish its purposes.

CERTIFICATES AND FRACTIONAL SHARES

     As soon as practicable after the effective date, we will notify the stockholders that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holder of old shares will be asked to surrender those shares to the exchange agent in exchange for certificates representing the new shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to the stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Even if the stockholders do not exchange their certificates as instructed, their
certificates will be deemed to combined on a                for one basis
pursuant to the reverse stock split as approved. STOCKHOLDERS SHOULD NOT SUBMIT THEIR SHARES TO THE EXCHANGE AGENT UNTIL SUCH TIME AS THEY RECEIVE SPECIFIC INSTRUCTIONS TO DO SO. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

     No fractional shares will be issued. In lieu of any fractional shares, each holder of common stock who would otherwise have been entitled to a fraction of a share of new common stock upon surrender of the holder's certificates will be entitled to receive a cash payment, without interest, determined by multiplying
(i) the fractional interest to which the holder would otherwise be entitled, after taking into account all shares of old common stock then held of record by the holder, and (ii) the average last sale price of shares of old common stock for the twenty (20) trading days immediately before the effective date, or if no such sale takes place on such days, the average of the closing bid price and asked price for such days, in each case as officially reported on the NASDAQ National Market.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, nonresident aliens, broker-dealers and insurance companies) or any aspects of state, local or foreign tax laws. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the reverse stock split.

     The reverse stock split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes (except to the extent of the cash received in lieu of fractional shares). The holding period for each share of new common stock received by a stockholder will include the stockholder's holding period for its shares of old common stock were held as capital assets. The adjusted tax basis of each share of new common stock received by a stockholder (including the fractional share for which cash is received) will be the same as the adjusted tax basis of the shares of old common stock with respect to which the share of new common stock is issued. A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder's aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss.

VOTE REQUIRED

     The affirmative vote of the holders of the majority of our outstanding shares of common stock is required for approval of the reverse stock split. Broker non-votes and abstentions will be counted as having been voted against the proposal. Stockholders have no right under the laws of the state of Delaware or our Certificate of Incorporation or bylaws to exercise the dissenters' rights of appraisal with respect to the reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT EFFECTING THE REVERSE STOCK SPLIT. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" PROPOSAL 1 UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 29, 2000 by: (i) each director;
(ii) each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                    BENEFICIAL OWNERSHIP(1)
                                                              ------------------------------------
                      BENEFICIAL OWNER                        NUMBER OF SHARES    PERCENT OF TOTAL
                      ----------------                        ----------------    ----------------
American Greetings Corp.(2).................................      6,841,074            19.4%
  One American Road
  Cleveland, OH 44114
NBC-EGRT Holding, Inc.......................................      2,475,247              7.0
  30 Rockefeller Plaza
  New York, NY 10112
Entities Affiliated with Weiss, Peck & Greer Venture
  Partners(3)...............................................      2,333,469              6.6
  555 California St., Suite 3130
  San Francisco, CA 94194
Entities Affiliated with Altos Ventures(4)..................      2,162,544              6.1
  2882 Sand Hill Road, Suite 100
  Menlo Park, CA 94025
Entities Affiliated with New Enterprise Associates(5).......      1,664,026              4.7
  2490 Sand Hill Road
  Menlo Park, CA 94025
Peter Nieh(3)...............................................      2,333,469              6.6
Brendon Kim(4)..............................................      2,162,544              6.1
Stewart Alsop(5)............................................      1,664,026              4.7
Lee Rosenberg(6)............................................        673,756              1.9
Andrew Moley(7).............................................       [202,055]              [*]
Gordon M. Tucker(8).........................................         10,000                *
Paul Lipman(9)..............................................        147,118                *
Behrouz Arbab, Ph.D(10).....................................        129,166                *
Kenneth W. Wallace(11)......................................          3,750                *
Nancy Levin(12).............................................         37,406                *
All directors and executive officers as a group (8
  persons)(13)..............................................     [7,192,286]           [17.0]

---------------
  * Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants exercisable within 60 days of December 29, 2000 are deemed outstanding. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,202,951 shares outstanding on December 29, 2000, adjusted as required by rules promulgated by the SEC.

 (2) Includes warrants to purchase 67,854 shares that are currently exercisable.

 (3) Consists of 500,296 shares held by WPG Enterprise Fund III, L.L.C., 572,167 shares held by Weiss, Peck & Greer Venture Associates IV, L.L.C., 22,167 shares held by WPG Information Sciences Entrepreneur Fund, L.P., 72,124 shares held by Weiss, Peck & Greer Venture Associates IV Cayman, L.P., 1,134,603 shares held by Weiss, Peck & Greer Venture Associates V, L.L.C., 1,266 shares held by WPG Venture Associates V-A, L.L.C. and 30,846 shares held by WPG Venture Associates V, Cayman L.P. Mr. Nieh, a director of Egreetings Network, is a Managing Member of WPG VC Fund Adviser, L.L.C., the Fund Investment Advisory Member of WPG Enterprise Fund III, L.L.C., and Weiss, Peck & Greer Venture Associates IV, L.L.C., and the General Partner of WPG Information Sciences Entrepreneur Fund, L.P. In addition, Mr. Nieh is a Managing Member of WPG VC Fund Adviser II, L.L.C., the Fund Investment Advisory Member of Weiss, Peck & Greer. Venture Associates V, L.L.C., Weiss Peck & Greer Venture Associates V-A, L.L.C., and the Fund Investment Advisory Partner of Weiss, Peck & Greer Venture Associates V Cayman, L.P. In such capacities, Mr. Nieh, a director of Egreetings Network, Inc. may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the Weiss Peck & Greer funds [Also
     includes      shares issuable to Mr. Nieh upon exercise of options
     exercisable within 60 days of December 29, 2000]. Mr. Nieh disclaims beneficial ownership of the shares held by the Weiss Peck & Greer funds within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934.

 (4) Includes 11,428 shares held by Altos Partners 1, 1,686,874 shares held by Altos Ventures I, L.P. and 412,540 shares held by Altos Ventures II, L.P. Also includes warrants to purchase 51,702 shares that are currently
     exercisable [Also includes      shares issuable to Mr. Kim upon exercise of
     options exercisable within 60 days of December 29, 2000]. Mr. Kim, a director of Egreetings Network, is a general partner of Altos Partners and, as such, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the Altos funds. Mr. Kim disclaims beneficial ownership of these shares within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934.

 (5) Includes 17,142 shares held by NEA Presidents Fund, L.P., 1,428 shares held by NEA Ventures 1999, L.P., and 1,645,456 shares held by New Enterprise
     Associates VIII, L.P. [Also includes      shares issuable to Mr. Alsop upon
     exercise of options exercisable within 60 days of December 29, 2000]. Mr. Alsop, a director of Egreetings Network, is a general partner of New Enterprise Associates and, as such, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the NEA funds. Mr. Alsop disclaims beneficial ownership of these shares within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934.

 (6) Consists of 394,378 shares held by Mr. Rosenberg personally, [19,166] shares issuable upon exercise of options to Mr. Rosenberg exercisable within 60 days of December 29, 2000, 225,366 shares held by Kettle Partners L.P. and warrants to purchase 34,846 shares that are currently exercisable held by Kettle Partners L.P. Mr. Rosenberg, a director of Egreetings Network, is a principal of Kettle Partners L.P. and, as such, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Kettle Partners L.P. Mr. Rosenberg disclaims beneficial ownership of these shares within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934.

 (7) Consists of 205,055 shares held by Mr. Moley personally and shares held by the Richard M. Moley Annuity Trust U/A dated May 12, 1998. Mr. A. Moley's father, Richard M. Moley, is the sole trustee of this trust and Mr. A Moley is one of the beneficiaries. Mr. A. Moley disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

 (8) Mr. Tucker is the former Chief Executive Officer and President, and a former director, of the Company, who terminated employment with the Company on October 24, 2000.

 (9) Includes 141,618 shares issuable upon exercise of options exercisable within 60 days of December 29, 2000. Mr. Lipman terminated employment with the Company in November 2000.

(10) Includes 122,499 shares issuable upon exercise of options exercisable within 60 days of December 29, 2000. Mr. Arbab terminated employment with the Company in November 2000.

(11) Mr. Wallace terminated employment with the Company in October 2000.

(12) Consists of 37,406 shares issuable upon exercise of options exercisable within 60 days of December 29, 2000.

(13) See footnotes 3 through 12 above, as applicable. Includes 34,018 shares issuable to Scott F. Neamand, Chief Financial Officer and Senior Vice President of the Company, Finance, upon exercise of options exercisable within 60 days of December 29, 2000, and 64,582 shares issuable to Sarah Anderson, Chief Operating Officer of the Company, upon exercise of options exercisable within 60 days of December 29, 2000. Also includes 12,250 shares held by Mr. Neamand.

                                 OTHER MATTERS

     No other matters that will be presented for consideration and stockholder action at the Special Meeting.

                                          By Order of the Board of Directors

                                          Kirsten N. Mellor
                                          General Counsel and Secretary

San Francisco, California
January   , 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR VOTE, YOU MAY DO SO AUTOMATICALLY BE VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE AND RETURN OF THE ENCLOSED PROXY CARD WILL BE GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

                                                                      APPENDIX A

  AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EGREETINGS
                 NETWORK, INC. EFFECTING A REVERSE STOCK SPLIT

     The first paragraph of Article IV of the corporation's Amended and Restated Certificate of Incorporation shall be added as follows:

        "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is
               million ( 0,000,000) shares.        million ( 0,000,000) shares
        shall be Common Stock, each having a par value of $0.001.        million
        ( 0,000,000) shares shall be Preferred Stock, each having a par value of $0.001.

     A new second paragraph to Article IV of the corporation's Amended and Restated Certificate of Incorporation shall be added as follows:

     "Effective as of the close of business on the effective date of the filing of this amendment to the corporation's Amended and Restated Certificate of
Incorporation (the "Effective Date"), each                shares of Common Stock
of the corporation issues and outstanding or held as treasury stock immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one share of Common Stock. The corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by
(ii) the average of the last sale price per share of the Old Common Stock on the 20 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the NASDAQ National Market. No interest shall be payable on the Cash-in-Lieu Amount."

                                                                      APPENDIX B

EGREETINGS NETWORK, INC.
149 NEW MONTGOMERY STREET
SAN FRANCISCO, CALIFORNIA 94105

                                     PROXY

     This proxy is solicited by the Board of Directors for us at the Special
Meeting on January   , 2001. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify herein.

     If no choice is specified, the proxy will be voted "FOR" Item 1.

     By signing this proxy, you revoke all previous proxies and hereby appoint Andrew J. Moley and Scott F. Neamand, and each of them, as attorneys with full power of substitution, to vote all of the shares of stock of Egreetings Network, Inc. which the undersigned may be entitled to vote at the Special Meeting to be held at the offices of the Company at 149 New Montgomery Street, San Francisco,
California, on                , January   , 2001 at 9:00 a.m. (local time), and
at any and all postponements, continuations and adjournments, with all powers that the undersigned would possess if personally present, on the following matters shown on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                   See reverse side for voting instructions.

                               Please detach here

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. To approve an amendment to our              [ ] FOR           [ ] AGAINST OR ABSTAIN
   certificate of incorporation
   effecting a
   for one reverse stock split.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED


Address change?                                          DATED-----------------------------------------------
Mark Box [ ]
Indicate changes below                                   --------------------------------------------------------
                                                         --------------------------------------------------------
                                                                  SIGNATURE(S)

                                          Please sign exactly as your name
                                          appears on Proxy. If the stock is held
                                          in joint tenancy or registered in the
                                          names of two or more persons, each
                                          should sign. Executors,
                                          administrators, trustees, guardians
                                          and attorneys-in-fact should include
                                          title and authority. Corporation
                                          should give full corporate name and
                                          title of authorized signer. If signer
                                          is a partnership, please sign in
                                          partnership name by authorized person.